Exhibit 99.1

Press Release

For more information, contact:

Tammy Shu Hua Liu

Nassda Corporation

408-988-9988

tammy@nassda.com

Nassda Announces Stockholder Approval of Agreement of Merger with Synopsys, Inc.

SANTA CLARA, Calif., April 27, 2005 — Nassda Corporation (Nasdaq: NSDA) today announced that its stockholders have voted to adopt and approve a merger agreement pursuant to which Nassda will be merged with and into a wholly owned subsidiary of Synopsys, Inc. (Nasdaq: SNPS).  More than 85 percent of the Nassda common stock outstanding on the record date were cast in favor of adoption and approval of the merger agreement.  Excluding Nassda’s officers and directors, individual defendants in the intellectual property litigation brought by Synopsys and the related parties of such individual defendants, more than 99 percent of the Nassda common stock outstanding on the record date were cast in favor of adoption and approval of the merger agreement at the Nassda annual meeting.

On December 1, 2004, Nassda and Synopsys announced the signing of the merger agreement under which Synopsys will acquire Nassda.  Adoption and approval of the merger agreement by Nassda’s stockholders satisfies one of the conditions to completion of the transaction.  Subject to the satisfaction of the remaining closing conditions including the termination of the anti-trust review of the transaction by the Federal Trade Commission, the merger is currently expected to be completed on or about May 4, 2005.

About Nassda

Nassda Corporation (NASDAQ: NSDA) is a leading provider of full-chip circuit verification software for complex nanometer semiconductors. Headquartered in Santa Clara, California, the company develops and markets simulation and analysis solutions for advanced ICs, especially for analog, mixed signal, memory, system-on-chip and high performance digital designs. Nassda’s products enable first silicon success, and improve product quality and production yield for its consumer, communication, computer, and memory customers. The company has sales and distribution offices throughout the world. For more information about Nassda, please visit the company’s website at www.nassda.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the outcome and expected completion date of the proposed transaction between Nassda and Synopsys that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that imply a future state, such as “expects” or “anticipates,” or that imply that a particular future event or events will occur, such as “will,” “remain,” “may,” or the negative of these terms. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty, including without limitation, the outcome of regulatory approvals and the satisfaction of the other conditions to closing of the proposed transaction with Synopsys. These risks, uncertainties and other factors may cause outcomes to differ materially from those expressed or implied by the forward-looking statements.

Forward-looking statements are only predictions and the actual events or results may differ materially. Nassda cannot provide any assurance that the remaining conditions to the closing of the proposed transaction will be satisfied or that the proposed transaction with Synopsys will be completed in the time expected or at all. Neither Nassda nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Nassda disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Nassda, see its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission.

Additional Information About the Proposed Acquisition and Where to Find It

Nassda filed a proxy statement dated March 10, 2005 with the SEC in connection with the proposed transaction and filed a supplement to the proxy statement dated April 14, 2005.  Nassda urges investors and security holders to read the proxy statement and the proxy supplement and any other relevant documents filed with the SEC because they contain important information.  Investors and security holders are able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Additionally, documents filed with the SEC by Nassda are available free of charge by contacting Investor Relations, Nassda, 2650 San Tomas Expressway, Santa Clara, California 95051 (Telephone: (408) 988-9988) and on Nassda’s website at www.nassda.com.  Documents on Nassda’s website will not be a part of the filing.

Nassda is a registered trademark of Nassda Corporation.

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